                                                                    Exhibit 23.1

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42259, 33-93816, 33-93818, 333-84657,
333-68200, 333-91068 and 333-93305) of CytRx Corporation of our report dated May 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

                                        /s/ BDO Seidman, LLP

Los Angeles, CA
May 10, 2004